Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Castle Brands Inc. on Form S-8 to be filed on or about July1, 2013 of our report dated July 1, 2013, on our audits of the consolidated financial statements as of March 31, 2013 and 2012 and for each of the years in the two-year period ended March 31, 2013, which report was included in the Annual Report on Form 10-K filed July 1, 2013.

/s/ Eisneramper LLP

New York, New York

July 1, 2013